UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Caribou Coffee Company, Inc.

(Name of Registrant as Specified In Its Charter)

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Brooklyn Center, Minnesota

April 3, 2006

Dear Shareholders:

You are cordially invited to attend the Caribou Coffee Company Annual Meeting of Shareholders on Thursday, May 11, 2006, at 10 a.m. (Central Time). The meeting will be held at Crowne Plaza Hotel located at 2200 Freeway Blvd., in Minneapolis, Minnesota.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement. At the meeting, we will also report on Caribou Coffee Company’s operations and respond to any questions you may have.

Very truly yours,

Michael J. Coles
Chief Executive Officer, President and
Chairman of the Board

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

CARIBOU COFFEE COMPANY
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 11, 2006

The Annual Meeting of Shareholders of Caribou Coffee Company, Inc. (the “Company”) will be held at Crowne Plaza Hotel located at 2200 Freeway Blvd., in Minneapolis, Minnesota on Thursday, May 11, 2006, at 10 a.m. (Central Time) for the following purposes:

1. To elect directors to serve until the 2007 Annual Meeting of Shareholders

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006

3. To consider any other business to properly come before the meeting

Only shareholders of record at the close of business on April 3, 2006 will be entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

The Company’s proxy statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report to Shareholders for the fiscal year ended January 1, 2006.

By Order of the Board of Directors,

Dan E. Lee
Secretary

Brooklyn Center, Minnesota
April 3, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

i

CARIBOU COFFEE COMPANY
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429

PROXY STATEMENT
for the
ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by and on behalf of the board of directors (the “Board of Directors” or “Board”) of Caribou Coffee Company, Inc., a Minnesota corporation (“Caribou” or the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 10 a.m. (Central Time) on Thursday, May 11, 2006 (the “Annual Meeting”), at Crowne Plaza Hotel, located at 2200 Freeway Blvd., in Minneapolis, Minnesota, and at any adjournment thereof. This proxy statement and the enclosed proxy card will be first mailed on or about April 10, 2006 to the Company’s shareholders of record on April 3, 2006 (the “Record Date”).

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense. Proxies and ballots will be received and tabulated by Wells Fargo Shareowner Services, the Company’s transfer agent and the inspector of elections for the Annual Meeting.

ABOUT THE MEETING

What am I voting on?

You will be voting on the following: (1) to elect the full board of directors, (2) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm and (3) to transact such other business as may properly come before the meeting or any adjournment thereof. No cumulative rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Who is entitled to vote?

You may vote if you owned our common stock, par value $.01 per share, as of the close of business on April 3, 2006, the record date. Each share of common stock is entitled to one vote. As of April 3, 2006, we had 19,278,248 shares of common stock outstanding.

How do I vote if I do not plan to attend the meeting?

Whether or not you plan to attend the annual meeting, you can arrange for your shares to be voted at the meeting by completing, signing and returning the enclosed proxy card. If your shares are held in the name of your broker or another nominee, you may be able to grant a proxy to vote via the Internet or telephone. Please see the enclosed materials for additional details.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card.

Can I change my vote after I return my proxy card?

If you are a shareholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) executing and delivering a later dated proxy card to the secretary of the Company prior to the Annual Meeting, (ii) delivering written notice of revocation of the proxy to the secretary of the Company prior to the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, stockbroker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy from the holder of record.

What if I return my proxy card but do not provide voting instructions?

If the enclosed proxy is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company represented thereby will be voted: (1) FOR the election of the director candidates nominated by the Board of Directors; (2) FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (“fiscal 2006”); and (3) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers or other nominees. Please vote all of these shares. We recommend that you contact the record holder of your shares to consolidate as many accounts as possible under the same name and address.

How can I attend the meeting?

The annual meeting is open to all holders of our common stock. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring it with you to the meeting, together with valid picture identification. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you grant a proxy to vote via the Internet or telephone, if permitted to do so. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 3, 2006, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

Each nominee must receive the “For” vote from a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting which a quorum is present.

How many votes are needed to ratify the selection of the independent registered public accounting firm?

The ratification of the selection of the independent registered public accounting firm must receive a “For” vote from a majority of the voting power of the shares present and entitled to vote on the election of directors at a meeting which a quorum is present.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors and the ratification of an accounting firm are routine matters.

If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

PROPOSAL 1 — ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Bylaws, the number of directors to constitute the Board shall be determined from time to time by resolution of the Board. Upon the expiration of the term of directors, nominees are elected to serve for a term of one year and until their respective successors have been elected and qualified. Each director shall hold office until the next regular meeting of the shareholders after such director’s election and until a successor is elected and has qualified, or until the earlier death, resignation, removal or disqualification of the director.

The terms of the current directors, Messrs. Caffey, Coles, Doolin, Griffith, Neal and Ogburn, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board of Directors has nominated Messrs. Caffey, Coles, Doolin, Griffith, Neal and Ogburn, for reelection to the Board of Directors as directors at the Annual Meeting, to serve until the 2007 Annual Meeting of Shareholders.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the election of Messrs. Caffey, Coles, Doolin, Griffith, Neal and Ogburn to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe any of the nominees will be unable or will decline to serve as a director.

Set forth below is certain information furnished to the Company by the director nominees with ages as of April 3, 2006. There are no family relationships among any directors or executive officers of the Company.

Nominees for Directors Whose Terms Will Expire at the 2007 Annual Meeting

Kip R. Caffey, age 50, has served as director since October 2005. Mr. Caffey has been Managing Director of Cary Street Partners, LLC, an investment banking and wealth management firm, since July 2004. From July

1999 to March 2004, Mr. Caffey was employed by SunTrust Robinson Humphrey and its predecessor firm, The Robinson-Humphrey Company, Inc., where he was Senior Managing Director and co-head of Investment Banking.

Michael J. Coles, age 62, has served as a Director and as our Chief Executive Officer and President since June 2003 and as the Chairman of our Board since July 2005. Prior to joining us, Mr. Coles co- founded Great American Cookie Company in 1977 and served as Chief Executive Officer until he sold his remaining interest in the company in 1998. From 1987 until 2003, Mr. Coles also served on the board of Charter Bank & Trust, of which he was a founder, and from 1998 to 2001, Mr. Coles was chairman of the board. From 1999 through 2003, Mr. Coles also was a consultant and private investor providing strategic and management advice to a number of private companies and served on the boards of several not-for-profit organizations.

Wallace B. Doolin, age 59, has served as a director since October 2005. Mr Doolin has been Chairman of the Board of Directors, Chief Executive Officer and President of Buca, Inc., an owner and operator of full service restaurants, since November 2004. From May 2002 to October 2004, Mr. Doolin was Chief Executive Officer and President of La Madeleine de Corps, Inc., a French restaurant and bakery company. From January 1994 to May 2002, he was Chief Executive Officer and President of TGI Friday’s, an owner and operator of casual dining restaurants, and its parent, Carlson Restaurants Worldwide Inc., a global restaurant company.

Charles L. Griffith, age 51, has served as a director since July 2005. Mr. Griffith has been an Executive Director of Arcapita Bank B.S.C. (c) since February 2005. From 2003 until 2004, he served as Group President for Johns Manville, a Berkshire Hathaway-owned company that manufactures insulation and building products. From 2002 until 2003, Mr. Griffith served as Executive Vice President of Electronic Data Systems Corporation, a global technology services company. From 2001 to 2002, he was a Partner with Investcorp International, a global investment group, and from 1998 until 2000, he served as President and Chief Executive Officer of Ingersoll Dresser Pump Company, a manufacturer and aftermarket service provider of comprehensive flow control systems. Prior to this, Mr. Griffith was with Allied Signal Corporation and McKinsey and Company.

Jeffrey C. Neal, age 60, has served as a director since October 2005. Mr. Neal has been a Partner and Chairman of the Investment Committee of Horizon Capital GP LLC, an investment company specializing in investments in former Soviet Union states, since February 2006. Mr. Neal held a variety of positions at Merrill Lynch & Co. Inc. and a predecessor firm from 1973 until 2004 including serving as Chairman of the Global Investment Banking Group from March 2003 to August 2004, Chief Operating Officer of the Global Investment Banking Group from September 2001 to March 2003 and Chairman of the Global Corporate Finance Group from 2000 until August 2001.

Charles H. Ogburn, age 50, has served as a director since January 2003. Mr. Ogburn has been an Executive Director of Arcapita Bank B.S.C. (c) since March 2001. Prior to joining Arcapita, Mr. Ogburn spent more than 15 years at the investment banking firm of The Robinson-Humphrey Company, Inc., most recently as Senior Managing Director and co-head of Investment Banking.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF MESSRS. CAFFEY, COLES, DOOLIN, GRIFFITH, NEAL AND OGBURN TO THE BOARD OF DIRECTORS.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board has determined that each of the following directors is an “independent director” under Nasdaq rules:

Kip R. Caffey
Wallace B. Doolin
Jeffrey C. Neal

In this proxy statement the directors who have been affirmatively determined by the Board to be “independent directors” under this rule are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

The Board of Directors has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission (“SEC”). The Board of Directors has further determined that Mr. Neal has been designated as an “audit committee financial expert” as such term is defined by SEC rules.

Board Committees

During fiscal 2005, the Board of Directors had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. Committee and committee chair assignments are made annually by the Board at its meeting immediately following the annual meeting of shareholders. The composition of each Board committee is as follows.

Nominating and Corporate
Audit	Compensation	Governance

Jeffrey C. Neal (Chair)	Charles L. Griffith (Chair)	Michael J. Coles (Chair)
Kip R. Caffey	Kip R. Caffey	Wallace B. Doolin
Charles H. Ogburn	Wallace B. Doolin	Jeffrey C. Neal

Board and Committee Meetings

During fiscal 2005, the Board of Directors held six meetings, the Audit Committee held one meeting, the Compensation Committee held one meeting and the Nominating and Corporate Governance Committee did not meet. The Company has not adopted a formal policy regarding Board members’ attendance at the Company’s annual meetings; however, the Company encourages all Board members to attend the annual meetings.

Nominating and Corporate Governance Committee

The Responsibilities and Duties of the Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its responsibilities relating to:

A. identification of individuals qualified to become Board members and recommendation of director nominees to the Board prior to each annual meeting of shareholders;

B. recommendation of nominees for committees of the Board; and

C. matters concerning corporate governance practices.

To carry out its nominating function, the Committee shall have the following responsibilities and duties:

1. Retain, as deemed necessary, and terminate any search firm to be used to identify director candidates. The Committee shall have sole authority to select such search firm and approve its fees and other retention terms.

2. Determine desired board skills and attributes. The Committee shall consider personal and professional integrity, ability and judgment and such other factors deemed appropriate.

3. Actively seek individuals whose skills and attributes reflect those desired and evaluate and propose nominees for election to the Board.

4. Review the slate of directors who are to be re-nominated to determine whether they are meeting the Board’s expectations of them.

5. Make recommendations to the full Board for appointments to fill vacancies of any unexpired term on the Board.

6. Annually recommend to the Board nominees for submission to shareholders for approval at the time of the annual meeting of shareholders.

7. Annually review committee chairs and membership and recommend any changes to the full Board.

During fiscal 2005, Messrs. Coles, Doolin and Neal served on the Nominating and Corporate Governance Committee with Mr. Coles serving as chair. Messrs. Doolin and Neal have affirmatively been determined by the Board of Directors to be an “independent director” as defined in Nasdaq Marketplace Rule 4200(a)(15). We intend to appoint at least one additional independent member of the Nominating and Corporate Governance Committee before October 4, 2006 (12 months after the initial public offering) at which time Mr. Coles will cease to be a member of this committee.

The Nominating and Corporate Governance Committee has not adopted a specific policy regarding the consideration of shareholder director nominees, but its general policy is to welcome future nominees recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our board of directors may do so by submitting a written recommendation to Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any) for the Committee to consider. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates nominees based on whether or not the nominee was recommended by a shareholder.

The following materials related to the Company’s corporate governance are available publicly on the Company’s web site at www.cariboucoffee.com in the Investors section under Corporate Governance.

•	Audit Committee Charter (attached as Appendix A)

•	Compensation Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Code of Business Conduct and Ethics

Copies may also be obtained, free of charge, by writing to: Vice President, General Counsel and Secretary, Caribou Coffee Company, 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota, 55429 or at the Company’s web site at www.cariboucoffee.com in the Investors Section under Corporate Governance. Please specify which documents you would like to receive.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of April 3, 2006 concerning the beneficial ownership of Common Stock of (i) 5% beneficial owners of the outstanding common stock, (ii) the directors of the Company, (iii) the Named Executive Officers listed in the Summary Compensation Table on page 21 of this proxy statement and our other executive officers and (iv) all current directors and executive officers of the Company as a group. Such information is provided as of April 3, 2006. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1%.

	Amount and Nature of
Name and Address of Beneficial Owner	Beneficial Ownership		Percent of Class(1)

Caribou Holding Company Limited	11,672,245	(2)	60.5%
c/o Arcapita, Inc. 75 Fourteenth Street, 24th Floor Atlanta, GA 30309
Arcapita Investment Management Limited	11,672,245	(2)	60.5%
c/o Paget Brown & Company Ltd. West Wind Building P.O. Box 1111 Grand Cayman Cayman Islands, B.W.I.
Arcapita Bank B.S.C. (c)	11,672,245	(3)	60.5%
P.O. Box 1406 Manama, Bahrain
Michael J. Coles	751,642	(4)	3.9%
Kip R. Caffey	4,000	(5)	*
Wallace B. Doolin	5,000	(6)	*
Charles L. Griffith	2,000	(2)	*
Jeffrey C. Neal	30,000	(7)	*
Charles H. Ogburn	41,200	(2)	*
George E. Mileusnic	200,000	(8)	1.0%
Amy K. O’Neil	50,000	(8)	*
Janet D. Astor	18,166	(9)	*
Edward T. Boyle	50,000	(8)	*
Kathy F. Hollenhorst	—		—
Deborah K. Jones	43,333	(8)	*
Dan E. Lee	700		*
Karen E. McBride-Raffel	50,000	(8)	*
Michael E. Peterson	33,333	(8)	*
Christopher B. Rich	—		—
Henry A. Stein	5,100	(10)	*
R. Paul Turek	50,000	(8)	*
All Current Directors and Executive Officers as a Group (18 persons)	1,334,474	(11)	6.9%

*	Less than 1%

(1)	Based on 19,278,248 shares of Common Stock outstanding on April 3, 2006.

(2)	As of December 31, 2005, Caribou Holding Company Limited (“CHCL”) has 150,600 shares of voting stock and 6,815,038 shares of non-voting stock outstanding. 5,971,218 of the shares of non-voting stock are held by five companies (the “Five Non-Voting Holding Companies”), which are Cayman Island entities owned by approximately 160 international investors. Arcapita Bank B.S.C. (c) (“Arcapita Bank”) holds a minority interest in three of the Five Non-Voting Holding Companies, which each own 1,587,180 shares of the non-voting stock of CHCL. 572,820 of the remaining shares of non-voting stock are held by Premium Coffee Holdings Limited, an indirect subsidiary of Arcapita Bank. The remaining 271,000 shares of non-voting stock are held by Arcapita Incentive Plan Limited (“AIPL”), a Cayman Islands entity owned by management of Arcapita Bank (including Messrs. Ogburn and Griffith). 10,040 shares of voting stock are held by each of the 15 separate Cayman Island entities formed by Arcapita Bank (“the Voting Cayman Entities”). The Voting Cayman Entities are owned by approximately 50 international investors (the “International Investors”). Each of the Voting Cayman Entities owns 6 2/3 % percent of the voting stock of CHCL. Each International Investor has granted Arcapita Investment Management Limited (“AIML”), a direct subsidiary of Arcapita Bank, a revocable proxy to vote its shares of voting stock in the Voting Cayman Entities on all matters. In addition, each Voting Cayman Entity has entered into an administration agreement with AIML pursuant to which AIML is authorized to vote the voting stock of CHCL held by such Voting Cayman Entity. Each administration agreement is terminable by a Voting Cayman Entity upon 60 days’ prior written notice to AIML by a vote of two-thirds of its shareholders.

(3)	Arcapita Bank does not directly own any stock of CHCL, Caribou Coffee Company, Inc., AIPL or the Voting Cayman Entities. The number of shares of stock shown as owned by Arcapita Bank includes all of the shares of CHCL subject to the revocable proxies granted to AIML as described in note (2) above. Arcapita Bank is a Bahrain joint stock company.

(4)	Includes 500,000 shares subject to options exercisable within 60 days of April 3, 2006.

(5)	The address for Mr. Caffey is c/o Cary Street Partners, 3060 Peachtree Road, Suite 780, Atlanta, Georgia 30305.

(6)	The address for Mr. Doolin is c/o Buca, Inc. 1300 Nicollet mall, Suite 5003, Minneapolis, Minnesota 55403.

(7)	The address for Mr. Neal is 1099 Pelham Road, Winnetka, Illinois 60093.

(8)	Represents shares subject to options exercisable within 60 days of April 3, 2006.

(9)	Includes 16,666 shares subject to options exercisable within 60 days of April 3, 2006.

(10)	Includes 5,000 shares subject to options exercisable within 60 days of April 3, 2006.

(11)	Includes 998,332 shares subject to options exercisable within 60 days of April 3, 2006.

EXECUTIVE COMPENSATION

Board and Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for all decisions regarding the compensation of the executive officers, including the Chief Executive Officer, and for establishing and administering the Company’s benefit policies and practices. The Compensation Committee is also responsible for the oversight of the stock incentive plans. Prior to the closing of the Company’s initial public offering on October 4, 2005, the Board of Directors fulfilled the role of the Compensation Committee.

The following report summarizes the philosophies and methods the Board and the Compensation Committee uses in establishing and administering the Company’s executive compensation and incentive programs, including the development of compensation programs designed to provide key executive officers with ownership interests in the Company and motivation to build shareholder value.

Executive Compensation Policies

The Company’s executive compensation policies are designed to attract and retain qualified executives, to reward individual achievement and to align the financial interests of the Company’s executives with those of its shareholders. To accomplish these objectives, the executive compensation program is comprised of (1) base salary, (2) an annual performance-based cash bonus, (3) long-term incentive compensation, consisting of fair market value stock options, and (4) other benefits that are intended to provide competitive compensation which includes 401(k) savings, health, welfare and other fringe benefits.

Base salary is designed to compensate the executive for the individual experience and technical capability needed to administer and execute the responsibilities of their respective functional areas. Annual performance-based bonuses are designed to recognize the achievement of the individual executive’s performance against business objectives approved by the committee at the beginning of each year. The value of long-term incentives is directly linked to the performance of the Company’s common stock.

Decisions regarding the compensation of the executive officers are based upon (1) the policies described above, (2) Caribou Coffee Company, Inc.’s operating performance, and (3) competitive practices for executive talent. In addition to these principles, the Compensation Committee uses experience and judgment in determining the mix and level of compensation. The Compensation Committee considers market practices and compensation information drawn from a broad range of companies.

In 2005, the Company entered into employment agreements with Michael J. Coles, the Company’s Chief Executive Officer and President, George E. Mileusnic, the Company’s Chief Financial Officer and Amy K. O’Neil, the Company’s Senior Vice President of Store Operations. Mr. Coles’ agreement is discussed below under “Compensation of Chief Executive Officer.” The employment agreement for Mr. Mileusnic provides for an annual base salary of $275,000 and the grant of options to purchase 66,666 shares of our common stock at $9.87 per share that will vest in four equal annual installments beginning on the first anniversary of his employment agreement and expire on the tenth anniversary of the grant date. The employment agreement for Ms. O’Neil provides for an annual base salary of $250,000 and the grant of options to purchase 133,333 shares of our common stock at $9.87 per share that will vest in four equal annual installments beginning on the first anniversary of her employment agreement and expire on the tenth anniversary of the grant date. The Board determined to enter into employment agreements with Mr. Mileusnic and Ms. O’Neil as it wished to provide additional incentives to these officers to remain with the Company and preserve the continuity of its management team following the Company’s initial public offering. Accordingly, these employment agreements include terms regarding salary, bonus potential and severance, as well as additional option grants to further align their interests with those of the Company’s shareholders.

Annual Salary and Incentive Bonuses

In determining the base salaries for the Company’s executive officers, the Compensation Committee takes into consideration each executive’s experience and responsibilities attendant to his or her position. Base salaries for the executive officers are reviewed annually. In evaluating whether an adjustment to an executive’s base salary is appropriate, factors such as the scope of the individual’s job responsibilities and performance over the past year are considered.

The purpose of the Company’s annual performance-based bonus plans is to unite the interests of the Company’s executive officers with those of its shareholders through the annual payment of a performance-based bonus award to executives based upon attainment and only upon attainment of annually established business objectives.

Senior Executive 2005 Supplemental Bonus Plan

Our Chief Financial Officer and our Vice Presidents were eligible for performance-based awards for the 2005 fiscal year under our Senior Executive 2005 Supplemental Bonus Plan. Since the Company did not attain the target level of Adjusted EBITDA no bonus was paid under this plan and the plan terminated at the end of the fiscal year.

Annual Support Center and Field Management Bonus Plan

Under our Annual Support Center and Field Management Bonus Plan, every year our executives and other Company managers are eligible to receive cash bonuses ranging from 10% to 50% of base compensation. The total amount of bonus paid is based 50% on the achievement of a corporate Adjusted EBITDA goal and 50% on the individual participant’s performance as compared to pre-determined goals and objectives. Each fiscal year the Compensation Committee sets the corporate Adjusted EBITDA goal for this plan. For the fiscal year 2005, the Company achieved the corporate Adjusted EBITDA goal and each individual participant’s performance was compared to their pre-determined goals and objectives to determine the participant’s final bonus payment amount.

Long-Term Incentive Compensation

The stock incentive plan is intended to provide a means of encouraging an ownership interest in Caribou Coffee Company, Inc by those employees who have contributed, or are determined to be in a position to contribute to the success of the Company thereby increasing their motivation for, and interest in the achievement of the Company’s long-term success. Because the value of equity grants bears a direct relationship to the price of shares of the Company’s common stock, the Compensation Committee believes that equity grants are a means of encouraging executives to increase long-term shareholder value. In 2005, stock options were granted to Messrs. Coles and Mileusnic and Ms. O’Neil in connection with their employment agreements. In each case, the number of options granted was based on a review of the executive, overall compensation and importance to the Company.

Compensation of the Chief Executive Officer

The Compensation Committee generally applies the compensation philosophy described above for executive officers to determine the compensation for Michael J. Coles, the Company’s President, Chief Executive Officer and Chairman of the Board. In setting both the cash-based and equity-based elements of Mr. Coles’ compensation, the Compensation Committee’s objective is to establish compensation at target levels that are competitive and reflect market practice. Factors considered in evaluating Mr. Coles’ performance include financial results compared to the Company’s financial targets, executing desired strategic direction, and increasing shareholder value. No specific weights are assigned to these factors in the evaluation process.

In 2005, pursuant to the employment agreement the Company entered into with Mr. Coles, Mr. Coles’ base annual salary was set at $450,000 and a $250,000 incentive bonus was paid in 2006 for performance during fiscal year 2005. The incentive bonus was determined by the Compensation Committee based upon the Company attaining certain comparable net sales increases, new store opening count, margin improvement and Adjusted EBITDA targets. In consideration for Mr. Coles entering into the new employment agreement, the Company paid Mr. Coles a one-time cash bonus of $750,000 and issued him 100,000 shares of the Company’s common stock. Also in connection with the new employment agreement, Mr. Coles was granted options to purchase 133,333 shares of common stock at $9.87 per share. The options will vest in four equal annual installments beginning on the first anniversary of the grant date and will expire on the tenth anniversary of the grant date.

Section 162(m) Limitation

The Compensation Committee believes that the compensation program serves its intended objectives. It believes the use of short-term performance goals and fair market value stock options minimizes the effect of the $1,000,000 limitation on the deduction that an employer may claim for compensation of executives under Section 162(m) of the Internal Revenue Code. Section 162(m) provides exceptions to the deduction limitation, and it is the intent of the Compensation Committee to qualify for these exceptions to the extent feasible and in the best interests of the Company including the exceptions with respect to performance-based compensation.

While it is the Compensation Committee’s intention to maximize the deductibility of compensation payable to the Company’s executive officers, deductibility will be only one among a number of factors used by the Compensation Committee in ascertaining appropriate levels or methods of compensation. The Company intends to maintain the flexibility to compensate executive officers based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

Board of Directors

Michael J. Coles (Chair)
Kip R. Caffey
Wallace B. Doolin
Charles L. Griffith
Jeffrey C. Neal
Charles H. Ogburn

Compensation Committee

Charles L. Griffith (Chair)
Kip R. Caffey
Wallace B. Doolin

Performance Comparison Graph

The following graph depicts the Company’s total return to shareholders from September 29, 2005, the date our common stock began trading on the Nasdaq National Market, through January 1, 2006, relative to the performance of (i) the Standard & Poor’s 500 Index, (ii) the Nasdaq Stock Market (U.S. Companies) Index, and (iii) the Nasdaq Specialty Eating Establishments Index, a peer group that includes Starbucks, Diedrich Coffee, and Panera Bread. All indices shown in the graph have been reset to a base of 100 as of September 29, 2005, assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has never paid cash dividends on its Common Stock. The points represent index levels based on the last trading day of the Company’s fiscal year. The stock price performance shown in the graph is not necessarily indicative of future price performance.

	9-29-05	10-2-05	10-30-05	11-27-05	1-1-06
Caribou Coffee	$100	$87	$75	$81	$77
Standard & Poor’s 500	$100	$101	$99	$104	$103
NASDAQ Stock Market	$100	$101	$100	$107	$105
NASDAQ Specialty Eateries	$100	$100	$103	$120	$115

Summary Compensation Table

The following table sets forth the compensation paid to or earned by (including deferred amounts) (i) the Company’s president and chief executive officer, (ii) the Company’s four other most highly compensated executive officers in fiscal 2005, (collectively, the “Named Executive Officers”), during each of the Company’s last two fiscal years.

						Long-Term
			Annual Compensation			Compensation
					Other	Number of
					Annual	Securities		All Other
	Fiscal		Salary	Bonus	Compensation	Underlying		Compensation
Name and Principal Position	Year		($)	($)	($)	Options		($)

Michael J. Coles	2005		442,308	250,000	—	133,333	(1)	1,740,248	(1)
Chief Executive Officer,	2004		371,154	375,000	—	—		165	(2)
President and Chairman of the Board
George E. Mileusnic	2005		269,367	85,482	—	66,666		1,858	(3)
Chief Financial Officer	2004		243,671	93,813	—	—		731	(4)
Amy K. O’Neil	2005		232,692	57,266	—	133,333		3,711	(5)
Senior Vice President of	2004		154,368	33,963	—	—		46,459	(6)
Store Operations
R. Paul Turek	2005		154,159	19,568	—	—		1,795	(7)
Vice President of Support Operations	2004		143,603	35,183	—	—		1,651	(8)
Janet D. Astor	2005		187,330	23,594	—	—		53	(9)
Vice President of Real Estate and	2004	(10)	7,308	—	—	66,666		—
Store Development

(1)	In consideration for Mr. Coles entering into the new employment agreement, we paid Mr. Coles a one-time cash bonus of $750,000 and granted him 100,000 shares of our common stock at $9.87 per share. In addition, in connection with Mr. Coles entering into the new employment agreement, we granted him options to purchase 133,333 shares of our common stock at $9.87 per share that will vest in four equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date. The amounts disclosed in the category of “All Other Compensation also consist of Company contributions under the Employees’ Savings Plan and life insurance premium of $2,563 and $685, respectively.

(2)	Represents life insurance premium.

(3)	Consists of Company contributions under the Employees’ Savings Plan (the Company’s 401(k) savings plan) of $1,643 and life insurance premium of $215.

(4)	Represents Company contributions under the Employees’ Savings Plan (the Company’s 401(k) savings plan).

(5)	Consists of payment of certain group term life and medical benefits attributed to Ms. O’Neil of $1,612, Company contributions under the Employees’ Savings Plan (the Company’s 401(k) savings plan) of $2,204 and life insurance premium of $75.

(6)	Consists of relocation expenses, including temporary living expenses, costs associated with the sale of a residence and an associated tax gross-up payment, and certain group term life and medical benefits attributed to Ms. O’Neil of $45,225, Company contributions under the Employees’ Savings Plan (the Company’s 401(k) savings plan) of $1,225 and life insurance premium of $9.

(7)	Represents Company contributions under the Employees’ Savings Plan (the Company’s 401(k) savings plan).

(8)	Represents Company contributions under the Employees’ Savings Plan (the Company’s 401(k) savings plan).

(9)	Represents life insurance premium.

(10)	Ms. Astor was hired December 2004.

Stock Option Grants in Fiscal 2005

The following table sets forth information regarding options to purchase shares of Common Stock granted to the Named Executive Officers during fiscal 2005. The amounts shown for each Named Executive Officer below as potential realizable values are based entirely on hypothetical annualized rates of stock appreciation of five percent and ten percent compounded over the full ten-year terms of the options. These assumed rates of growth were selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Company’s future performance and prospects. Consequently, there can be no assurance that the Named Executive Officers will receive the potential realizable values shown in this table.

Option Grants in Fiscal 2005

Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to			for Option Term
	Options	Employees	Exercise Price	Expiration	Five Percent	Ten Percent
Name	Granted	in Fiscal Year	per Share	Date	($)	($)

Michael J. Coles	133,333	17.8	$9.87	7/15/15	827,623	2,097,360
George E. Mileusnic	66,666	8.9	$9.87	7/15/15	413,808	1,048,671
Amy K. O’Neil	133,333	17.8	$9.87	7/15/15	827,623	2,097,360
R. Paul Turek	—	—	$—	—	—	—
Janet D. Astor	—	—	$—	—	—	—

Exercises of Stock Options in Fiscal 2005

The following table sets forth information regarding stock option exercises during fiscal 2005 by the Named Executive Officers and the value of each Named Executive Officer’s exercisable and unexercisable stock options on January 1, 2006. Accordingly, the value of unexercised options at the end of fiscal year 2005 have been calculated based on the market value of the shares of as of December 30, 2005 (the last trading day prior to the Company’s fiscal year ending on January 1, 2006) minus the exercise price multiplied by the number of shares issuable upon the exercise.

Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

					Value of Unexercised
	Shares		Number of Securities		In-the-Money Options at
	Acquired on	Value	Underlying Unexercised		Fiscal Year-End
	Exercise	Realized	Options at Fiscal Year-End		($)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Coles	—	—	500,000	299,999	1,670,000	579,331
George E. Mileusnic	—	—	200,000	66,666	884,000	11,333
Amy K. O’Neil	—	—	49,999	150,000	202,996	78,334
R. Paul Turek	—	—	49,999	16,667	202,996	55,668
Janet D. Astor	—	—	16,666	50,000	55,664	167,000

Equity Compensation Plan Information

The following table provides information as of January 1, 2006 regarding shares outstanding and available for issuance under the Company’s existing equity incentive plans.

	(a)	(b)	(c)
Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities	Weighted-Average	Equity Compensation
	to be Issued Upon	Exercise Price of	Plans (Excluding
	Exercise of	Outstanding	Securities Reflected in
Plan Category	Outstanding Options.	Options.	Column(a))

Equity compensation plans approved by security holders	2,204,199	$7.21	682,857
Equity compensation plans not approved by security holders	—	$—	—

Total	2,204,199	$7.21	682,857	(1)

Employment, Severance and Change-in-Control Arrangements

Employment Arrangements

Michael J. Coles

We entered into an employment agreement, dated June 29, 2005, with Michael J. Coles to serve as our Chief Executive Officer and President. The employment agreement has a term of four years.

The employment agreement provides for:

•	an annual base salary of $450,000;

•	eligibility for target annual bonuses to be determined by our compensation committee, which shall be equal to 100% of Mr. Coles’s then current base salary, provided that our board of directors or our compensation committee may establish a bonus plan that pays more than 100% of base salary for above-target performance; and

•	participation in employee benefit plans, programs and policies generally made available to our senior executives.

The employment agreement provides that, if Mr. Coles’s employment is terminated by us without “good cause” or by Mr. Coles for “good reason” (each as defined in the employment agreement), Mr. Coles will be entitled to all compensation earned and all benefits and reimbursements due through the effective date of termination and a pro rated share of his target annual bonus for that year. If upon such a termination, Mr. Coles executes a general release of claims, he will also be entitled to the following:

•	a lump sum payment equal to (a) two times his base salary then in effect plus (b) an amount equal to two times the average target annual bonus paid to Mr. Coles prior to the date of termination; and

•	if Mr. Coles elects continued coverage for himself or his qualified dependents under our group health plan, payment of the portion of those healthcare costs for up to 24 months.

Under the employment agreement, we have agreed to make an additional tax gross-up payment to Mr. Coles if any amounts paid or payable to him would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code, which we refer to as the Code. However, if a repayment of the payments and benefits by Mr. Coles to us of $50,000 or less would render the excise tax inapplicable, then Mr. Coles will make such repayment to us.

Upon a “change of control event” (as such term is defined in the 2001 Plan), all of Mr. Coles’s outstanding equity awards that are not otherwise exercisable will be accelerated.

Mr. Coles’s employment agreement also provides that in the event of Mr. Coles’ death or disability, he or his estate will be entitled to a pro rata share of his annual bonus calculated from the beginning of the calendar year through the date of his death or disability.

The employment agreement also contains non-compete, confidentiality and non-solicitation provisions that apply during the term of the employment agreement and for a 12-month period thereafter.

This employment agreement with Mr. Coles replaced a prior employment agreement we entered into with Mr. Coles in 2003. Among other things, the prior employment agreement provided that Mr. Coles was eligible to receive a one-time cash bonus based upon the valuation of our company if there had been a sale of our company or certain other corporate transactions. In consideration for Mr. Coles entering into the new employment agreement, which among other things eliminated this bonus, we paid Mr. Coles a one-time cash bonus of $750,000 and granted him 100,000 shares of our common stock. In addition, in connection with Mr. Coles entering into the new employment agreement, we granted him options to purchase 133,333 shares of our common stock at $9.87 per share that will vest in four equal annual installments beginning on the first anniversary of the grant date and expire on the tenth anniversary of the grant date.

George E. Mileusnic and Amy K. O’Neil

We entered into an employment agreement, effective as of July 1, 2005, with George E. Mileusnic to serve as our Chief Financial Officer. The employment agreement for Mr. Mileusnic provides for an annual base salary of $275,000 and the grant of options to purchase 66,666 shares of our common stock at $9.87 per share that will vest in four equal annual installments beginning on the first anniversary of his employment agreement and expire on the tenth anniversary of the grant date. The employment agreement provides that, if Mr. Mileusnic is terminated by us without “cause” or by Mr. Mileusnic for “good reason” (each as defined in the employment agreement), Mr. Mileusnic will be entitled to all base salary and bonus, if any, which were earned and payable on the date of termination. If upon such a termination Mr. Mileusnic executes a general release of claims, Mr. Mileusnic will be entitled to a lump sum payment in cash equal to one and one-half times of the following:

•	Mr. Mileusnic’s annual base salary then in effect; and

•	the most recent annual bonus paid to Mr. Mileusnic.

However, if Mr. Mileusnic is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) at the time Mr. Mileusnic has a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code), we will not make any of the above payments before the date that is six months after the date of Mr. Mileusnic’s termination.

We entered into an employment agreement, effective as of July 1, 2005, with Amy K. O’Neil to serve as our Senior Vice President of Store Operations. The employment agreement for Ms. O’Neil provides for an annual base salary of $250,000 and the grant of options to purchase 133,333 shares of our common stock at $9.87 per share that will vest in four equal annual installments beginning on the first anniversary of her employment agreement and expire on the tenth anniversary of the grant date. The employment agreement provides that, if Ms. O’Neil is terminated by us without “cause” or by Ms. O’Neil for “good reason” (each as defined in the employment agreement), Ms. O’Neil will be entitled to all base salary and bonus, if any, which were earned and payable on the date of termination. If upon such a termination Ms. O’Neil executes a general release of claims, Ms. O’Neil will be entitled to 18 consecutive monthly payments which, in the aggregate, will be equal to one and one-half times:

•	Ms. O’Neil’s annual base salary then in effect; and

•	the most recent annual bonus paid to Ms. O’Neil.

However, if Ms. O’Neil is a “specified employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) at the time Ms. O’Neil has a “separation from service” (as defined in Section 409A(a)(2)(A)(i) of the Code), we will not make any of the above payments before the date that is six months after the date of Ms. O’Neil’s termination.

Other than the foregoing, the employment agreements for Mr. Mileusnic and Ms. O’Neil are identical and are summarized below.

The employment agreements have an initial term of two years, and each year thereafter the agreements will be automatically extended for an additional year unless either party to the agreement notifies the other that it wishes to terminate the agreement at least 90 days before the scheduled expiration of the agreement.

Each employment agreement provides for eligibility for target annual bonuses to be determined by our compensation committee, which will be equal to 50% of the executive’s then applicable current annual base salary. In addition, in 2005, the executives also are entitled to participate in our Senior Executive 2005 Supplemental Bonus Plan. Also, under the employment agreements, we have agreed to make available to the executives our employee benefit plans, programs and policies, which are generally available to our similarly-situated senior executives.

Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a repayment of the payments and benefits by the executive to us of $50,000 or less would render the excise tax inapplicable, then the executive will make such repayment to us.

Upon a “change of control event,” all of the executives’ outstanding equity awards that are not otherwise exercisable will be accelerated.

If the executive’s employment terminates in the case of death or disability, our only obligation under each employment agreement is to pay the executive or, in the case of an executive’s death, the executive’s estate, the annual base salary and target annual bonus, if any, which were earned and payable on the date the executive’s employment terminated.

The employment agreements also contain non-compete and confidentiality and non-solicitation provisions that apply during the term of the employment agreements and for an 18-month period thereafter.

Severance Arrangements

On December 13, 2004, we entered into a severance agreement with Janet Astor, which will expire on December 13, 2006. Under the agreement, if the termination of Ms. Astor is not “For Cause” or is “Involuntary” (both as defined in the agreement) and if Ms. Astor executes the required release, then we agree to pay a severance payment to Ms. Astor. The severance payment is an amount equal to $95,000 or six months of Ms. Astor’s base salary at the time of termination, whichever is greater.

Compensation of Directors

Our directors who also are our employees or are affiliated with Arcapita receive no compensation for serving on the board of directors. We have agreed to provide our independent directors $15,000 per member in cash consideration annually for serving on our board of directors, an additional $5,000 per member for serving on any committee of our board of directors and an additional $2,000 per board meeting attended in person or by telephone. In addition, under our 2005 Equity Incentive Plan, each independent director will receive an initial option grant to purchase 10,000 shares of our common stock with a per share exercise price equal to the average market price on the date of grant. We have agreed to reimburse all of our directors for all reasonable expenses incurred in connection with their duties as directors.

The table below sets forth, for each independent director, the amount of cash compensation paid and the number of stock options received for his or her service during fiscal 2005.

		Stock Options
			Exercise
Non-Employee Director	Cash ($)	Number	Price ($)	Grant Date

Kip R. Caffey	7,000	10,000	14.00	10/04/05
Wallace B. Doolin	7,000	10,000	14.00	10/04/05
Jeffrey C. Neal	7,000	10,000	14.00	10/04/05

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Griffith (Chairman), Caffey and Doolin. None of our executive officers that are members of our board of directors participate in the approval of matters relating to their compensation, and none of them serve as members of the compensation committee. None of our executive officers currently serve on the compensation committee or board of directors of any other company of which any member or proposed member of our compensation committee is an executive officer.

Certain Relationships and Related Transactions

In December 2000, we executed a management agreement with Arcapita, Inc., an affiliate of our majority shareholder. Under the management agreement, Arcapita Inc. has provided general advisory services to us. The management agreement requires us to pay an annual management fee of $200,000, which we paid in respect of 2001, 2002, 2003 and 2004. For 2005, we paid $150,000, which is a prorated portion of the $200,000 management fee for the portion of the year prior to October 4, 2005, the closing date of the initial public offering. On October 4, 2005, the management agreement terminated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Common Stock, to file with the SEC initial reports of beneficial ownership (“Forms 3”) and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company (“Forms 4”). Directors, executive officers and greater than 10% shareholders of the Company are required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. The Company files Section 16(a) reports on behalf of its directors and executive officers to report their initial and subsequent changes in beneficial ownership of Common Stock. To the Company’s knowledge, based solely on a review of the reports filed by persons who beneficially own more than 10% of the Common Stock and the reports filed on behalf of its directors and executive officers by the Company and written representations from such persons that no other reports were required, all Section 16(a) filing requirements applicable to its directors and executive officers, and persons who beneficially own more than 10% of the Common Stock were complied with for fiscal 2005, except that one transaction on a Form 4 was not timely reported on behalf of Christopher Rich, the Company’s Vice President of Global Franchising.

PROPOSAL 2 — RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

During fiscal 2005, Messrs. Jeffrey C. Neal, Kip R. Caffey, and Charles H. Ogburn served on the Audit Committee. Messrs. Neal and Caffey (i) meet the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and are “independent directors” as defined in Nasdaq rules, and (ii) meet Nasdaq’s financial knowledge and sophistication requirements. Mr. Neal has been determined by the Board of Directors to be an “audit committee financial expert” under SEC rules. The audit committee will help ensure the integrity of our financial statements and the qualifications and independence of our independent auditors. We intend to appoint at least one additional independent member of the audit committee before October 4, 2006 (12 months after our initial public offering), at which time Mr. Ogburn will cease to be a member of this committee.

The audit committee:

•	evaluates the independent auditors’ qualifications, independence and performance;

•	determines the terms of engagement of the independent auditors;

•	approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent auditors on the engagement team as required by law;

•	reviews our financial statements;

•	reviews our critical accounting policies and estimates; and

•	discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements, among other things.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the Company’s independent registered public accounting firm, including a discussion regarding SAS 61 and the written disclosures and letter from Ernst & Young required by the Independence Standards Board Standard No. 1 regarding their independence, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended January 1, 2006 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Jeffrey C. Neal (Chair)
Kip R. Caffey
Charles H. Ogburn

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company for fiscal 2005 and fiscal 2004 by Ernst & Young LLP:

	Fiscal 2005	Fiscal 2004

Audit Fees	$985,000	$287,500
Audit-Related Fees	—	13,500
Tax Fees	40,975	69,578
All Other Fees	—	—

Total	$1,025,975	$370,578

Audit Fees for fiscal 2005 consist of fees paid to Ernst & Young LLP for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q; (ii) for professional services rendered in connection with the Company’s initial public offering. Audit Fees for fiscal 2004 consisted of the Company’s annual audit and review of financial statements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees. This category includes fees related to the annual audit of the Company’s 401K plan.

Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, return preparation and tax audits.

Pursuant to its charter, our Audit Committee must pre-approve all audit and non-audit services to be performed by our independent auditors and will not approve any services that are not permitted by SEC rules. In fiscal 2005, all audit and non-audit services were pre-approved.

The Board of Directors requests that shareholders ratify its selection of Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2006. Ernst & Young audited the consolidated financial statements of the Company for fiscal 2005. A representative of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL 2006.

PROPOSAL 3 — OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Shareholder proposals intended for inclusion in the Company’s fiscal 2006 proxy statement and acted upon at the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) must be received by the Company at its executive offices at 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Corporate Secretary, on or prior to January 11, 2007.

Shareholder proposals submitted for consideration at the 2007 Annual Meeting but not submitted for inclusion in the Company’s fiscal 2006 proxy statement, including shareholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices on or prior to January 11, 2007 in order to be considered timely under SEC rules and the Company’s Amended and Restated Bylaws. However, if the date of the 2007 Annual Meeting is a date that is not within 30 days before or after the anniversary date of the Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first public announcement of the date of such annual meeting. A public announcement includes disclosure in (1) a document filed by the Company with the SEC, (2) a mailed notice of the 2007 Annual Meeting, and (3) a press release reported by a national new service. Under applicable rules of the SEC, the Company’s management may vote proxies in their discretion regarding these proposals if (1) the Company does not receive notice of the proposal on or prior to January 11, 2007, or (2) the Company receives written notice of the proposal on or prior to January 11, 2007, describes the proposal in the Company’s proxy statement relating to the 2007 Annual Meeting and states how the management proxies intend to vote with respect to such proposal.

Shareholder Communications with our Board of Directors

Shareholders wishing to communicate with the Board of Directors, any of its committees, or one or more individual directors should send all written communications to: Caribou Coffee Company, Inc., 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota 55429, Attention: Secretary. Written correspondence will be forwarded to the appropriate directors.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

The 2005 Annual Report including the Company’s fiscal 2005 Form 10-K (the “2005 10-K”) (which is not a part of the Company’s proxy soliciting materials) is being mailed to the Company’s shareholders with this proxy statement. The 2005 Form 10-K and the exhibits filed with it are available at the Company’s web site at www.cariboucoffee.com in the Investors section under SEC Filings. Upon request by any shareholder to Investor Relations at:

Investor Relations
Integrated Corporate Relations
Kathleen Heaney
(203) 803-8535
ir@cariboucoffee.com

A copy of any or all exhibits to the 2005 10-K will be furnished for a fee, which will not exceed the Company’s reasonable expenses in furnishing the exhibits.

By Order of the Board of Directors,

Dan E. Lee
Secretary

Brooklyn Center, Minnesota
April 3, 2006

Appendix A

CARIBOU COFFEE COMPANY, INC.

AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee:  The Audit Committee of Caribou Coffee Company, Inc. (the “Company”) shall be comprised of at least three directors, (a) each of whom the Board of Directors (the “Board”) has determined has no material relationship with the Company and (b) each of whom is otherwise “independent” under the rules of the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission (the “SEC”); provided, however, that, in accordance with Nasdaq Marketplace Rule 4350(a)(5) and Rule 10A-3(b)(1)(iv)(A) under the Securities Exchange Act of 1934, as amended (which allow the phase-in of the independent directors requirements under such rules), for the first 12 months after the closing of the Company’s initial public offering, a minority of the directors on the Committee may be directors who do not satisfy the requirements of paragraphs (a) and (b) above. The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment. Unless the Board determines otherwise, at least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined by the rules and regulations of the SEC.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee may be an affiliate of the Company or receive any compensation from the Company other than: (i) director’s fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors and (ii) any other regular benefits that other directors receive.

Members shall be appointed by the Board based on nominations recommended by the Nominating and Corporate Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

II. Purposes of the Audit Committee:  The purposes of the Audit Committee are to:

1. assist the Board in oversight of (i) the quality and integrity of the Company’s financial statements, (ii) the integrity and effectiveness of the Company’s disclosure and internal controls, (iii) the Company’s structure for compliance with legal and regulatory requirements, and (iv) the performance and independence of the Company’s independent auditors; and

2. prepare the report required to be prepared by the Audit Committee pursuant to the SEC’s proxy rules for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

III. Meetings of the Audit Committee:  The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, (i) to discuss with management and the independent auditors the annual audited financial statements or quarterly financial statements, as applicable, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (ii) to perform any other activities consistent with this charter, the Company’s Bylaws and applicable law, as the Audit Committee or the Board deems necessary or appropriate. Periodically, the Audit Committee should meet separately with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee:  To carry out its purposes, the Audit Committee shall have the following duties and powers:

1. with respect to the independent auditor,

(i) to appoint, compensate, retain, evaluate, terminate and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing any audit report or performing other audit, review or attest services for the Company, including resolution of any disagreements between management and the auditors regarding financial reporting;

(ii) to approve (a) all audit engagement fees and terms and (b) all non-audit engagements permitted by Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii) to (a) obtain and review, at least annually, a report by the independent auditors (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (in order to assess the auditors’ independence) all relationships between the independent auditors and the Company, including, at a minimum, each non-audit service provided to the Company and the matters set forth in Independence Standards Board Standard No. 1, and (b) discuss with the independent auditors any relationships or services disclosed in the Auditors’ Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(iv) if applicable, to consider whether the independent auditors’ provision of (a) audit-related services, (b) tax compliance, tax advisory or tax planning services, or (c) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors;

(v) after reviewing the Auditors’ Statement and the independent auditor’s work throughout the year, evaluate the qualifications, performance and independence of the independent auditors;

(vi) in making the evaluations described in (v) above, to ensure the rotation of the lead audit partner and the reviewing partner as required by law, discuss with management the timing and process for implementing the rotation, and consider whether there should be a regular rotation of the audit firm itself;

(vii) to take into account the opinions of management in assessing the independent auditors’ qualifications, performance and independence; and

(viii) to instruct the independent auditors that the independent auditors are ultimately accountable to the Audit Committee, as representatives of the shareholders;

2. with respect to financial reporting principles and policies, internal controls and procedures, and the other matters referred to below:

(i) to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii) to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in Statement on Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented;

(iii) to meet with management and the independent auditors:

•	to discuss the scope of the annual audit;

•	to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and to recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC;

•	to discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies and other third parties; provided, however, that these discussions may be held generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management or the independent auditors, relating to the Company’s financial statements;

•	to review with the independent auditors any problems or difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management, and management’s response;

•	to review with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise), any communications between the audit team and their national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board and shareholders;

•	to discuss any significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditors or management; and

•	to review, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv) to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(v) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

(vi) to discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statement or compliance policies, including material notices to or inquiries received from governmental agencies;

(vii) to establish hiring policies for employees or former employees of the independent auditors;

(viii) to establish procedures for:

•	the receipt, retention, treatment, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

(ix) to review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting; and (ii) the independent auditors’ attestation, and report, on the assessment made by management;

3. with respect to reporting and recommendations,

(i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii) to review this Charter at least annually and recommend any changes to the full Board;

(iii) to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv) to annually evaluate the performance of the Audit Committee;

4. Review and approve all “related-party transactions” (for purposes of this charter, “related party transactions” shall mean those transactions required to be disclosed by Item 404 of Regulation S-K); and

5. Review and approve (a) any change or waiver in the Company’s code of business conduct and ethics and (b) any disclosure made on Form 8-K or the Company’s website regarding such change or waiver.

V. Resources and Authority of the Audit Committee:  The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, engage, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other advisers, as it deems necessary to carry out its duties, without seeking approval of the Board or management. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisors employed by the Audit Committee under the preceding sentence; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

VI. Delegation to Subcommittee:  To the extent permitted by applicable law, the Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee; provided, however, that any actions taken pursuant to any such delegation shall be reported to the Audit Committee at its next meeting.

CARIBOU COFFEE
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 11, 2006
10:00 a.m. (Central Time)
Crowne Plaza Hotel
2200 Freeway Blvd.
Minneapolis, MN 55430

Caribou Coffee Company, Inc. 3900 Lakebreeze Avenue North Brooklyn Center, MN 55429	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Thursday, May 11, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint George E. Milevsnic and Dan E. Lee, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/cbou/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 10, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Caribou Coffee, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here
The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	To elect (6) Directors:	NOMINEES:	04 Charles L. Griffith	☐ Vote FOR	☐ Vote WITHHELD
	to hold office until	01 Kip R. Caffey	05 Jeffrey C. Neal	all nominees	from all nominees
	the Annual Meeting of	02 Michael J. Coles	06 Charles H. Ogburn	(except as marked)
	Stockholders in 2007:	03 Wallace B. Doolin

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. A properly executed proxy will be voted in the manner directed by the person(s) signing below. If you make no choice, your proxy will be voted “FOR“ Items 1 and 2.

Address Change? Mark Box ☐ Indicate changes below:
Dated , 2006

Signature(s) in Box

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.